Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2022, relating to the consolidated financial statements of ClearSign Technologies Corporation, which appears in the Annual Report of ClearSign Technologies Corporation for the year ended December 31, 2021 on Form 10-K.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

July 29, 2022

Santa Monica, California